UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 7, 2009

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

              841105-D                                01-0393663
(Commission File Number) (IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME 04609-0400
(Address of Principal Executive Offices) (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR
                           BYLAWS; CHANGE IN FISCAL YEAR

At a Special Meeting of the Bar Harbor Bankshares Shareholders held on January 7, 2009, the Registrant’s Articles of Incorporation were amended to allow the Company to issue preferred stock, filed herewith as Exhibit 3.1.

ITEM 8.01 OTHER EVENTS

Bar Harbor Bankshares issued a press release on January 8, 2009, announcing that at the Special Meeting of the Shareholders held on January 7, 2009, its shareholders voted to amend the Bar Harbor Bankshares Articles of Incorporation to allow the Company to issue preferred stock. This authorization is necessary to enable the Company to receive an investment of approximately $18.75 million under the United States Treasury Capital Purchase Program. A copy of the Company’s press release is provided herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                           INFORMATION AND EXHIBITS.

                    (d)     Exhibits No. Description
                            The following exhibits are being furnished herewith:

                    3.1    Amended Article FIFTH of the Registrant’s Articles of Incorporation

                    99.1  Copy of Company’s press release dated January 8, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2009

BAR HARBOR BANKSHARES

 /s/Gerald Shencavitz

Gerald Shencavitz
EVP and Chief Financial Officer